Exhibit 10.3

PLEDGE AGREEMENT (THIS “AGREEMENT”) ENTERED INTO AS OF NOVEMBER __, 2009, BY AND BETWEEN U.S. PRECIOUS METALS DE MEXICO, S.A. DE C.V., REPRESENTED HEREIN BY ITS LEGAL REPRESENTATIVE, MR. DAVID WAYNE BURNEY (HEREINAFTER THE “PLEDGOR”), AND DUANE MORRIS LLP, A DELAWARE LIMITED LIABILITY PARTNERSHIP, REPRESENTED HEREIN BY ITS LEGAL REPRESENTATIVE, MS. KELI B. ISAACSON (HEREINAFTER THE “PLEDGEE”), PURSUANT TO THE FOLLOWING BACKGROUND, REPRESENTATIONS AND CLAUSES:

B A C K G R O U N D

          WHEREAS, , the Pledgor, together with its parent company, U.S. Precious Metals, Inc., a Delaware corporation (the “Parent” and together with the Pledgor, each a “Company” and collectively, the “Companies”), previously sought and obtained legal counsel and related services from the Pledgee, including, without limitation, legal counsel and related services performed in connection with regulatory and securities compliance, various financing arrangements, and general corporate representation (collectively, the “Engagement”);

          WHEREAS, as of the date hereof, the Companies owe the amount of $1,297,678.39 (the “Existing Debt”) to the Pledgee for legal counsel and related services rendered and disbursements not yet paid to the Pledgee in connection with the Engagement;

          WHEREAS, the Companies have requested that the Pledgee make certain financial accommodations to the Companies with respect to payment of the Existing Debt and to continue to provide professional services to the Companies in connection with the Engagement (the “Continued Engagement”);

          WHEREAS, the Companies have agreed, on a joint and several basis, to pay the Pledgee for any professional services rendered in connection with the Continued Engagement immediately upon invoice thereof and that all such amounts, together with any and all interest due and owing to the Pledgee and any and all other additional costs and fees under the terms of the Engagement, shall constitute additional indebtedness of the Companies to the Pledgee and shall be secured indebtedness pursuant to the terms of this Agreement (such indebtedness, together with the Existing Debt, the “Debt”); and

          WHEREAS, in order to guarantee payment of and provide security for, the Debt, the Pledgor wishes to pledge in first priority and degree in favor of the Pledgee all the mining concession titles of which the Pledgor is holder and which are described in Exhibit A of this Agreement, as well as any other mining concession titles that the Pledgor may acquire in the future and all Pledgor’s rights and products of any kind derived from or related to all the mining concession titles of which the Pledgor is or becomes holder (jointly, the “Mining Titles”).

R E P R E S E N T A T I O N S

I.	The Pledgor hereby represents, through its legal representative, that:

a) It is a company duly organized and existing pursuant to the laws of the United Mexican States, as evidenced in public deed number 15,970, dated March 5, 2003, granted before Ms. Maria Guadalupe Perez Palomino, notary public number 91 of the Federal District, which first true copy was duly registered before the Public Registry of Commerce of the Federal District under mercantile file number 306,255.

b) Its legal representative has the necessary authority to enter into this Agreement and that such authority has not been limited, modified or revoked in any manner whatsoever, as evidenced in the public deed number 103,172, dated March 24, 2009, granted before Mr. Javier Arce Gargollo, notary public number 74 of the Federal District, which first true copy was duly registered before the Public Registry of Commerce of the Federal District on April 6, 2009, under mercantile file number 306,255.

c) It is sole holder of the Mining Titles, which are free of all liens, encumbrances and ownership and transfer limitations.

d) Its execution of this Agreement and the granting of the pledge subject matter hereof do not violate and do not conflict with, or result in any breach pursuant to (i) its by-laws; (ii) any other agreement, contract or obligation to which the Pledgor is a party or to which the Pledgor or its properties or assets are subject; or (iii) any order, regulation, rule, attachment, decree, litigation, statute, law or resolution of any governmental authority applicable to the Pledgor or the Mining Titles.

e) No consent or approval by any third party or governmental authority is required for (i) the execution, delivery, performance, granting or enforcement of this Agreement; (ii) the creation of a security interest in the Mining Titles; nor (iii) the fulfillment of its obligations pursuant to this Agreement.

f) In order to guarantee payment of and provide security for, the Debt, it hereby pledges in first priority and degree in favor of the Pledgee the Mining Titles pursuant to the terms of this Agreement.

II.	The Pledgee hereby represents, through its legal representative, that:

a) It is a limited liability partnership organized and existing pursuant to the laws of the State of Delaware, United States of America.

b) Its legal representative has the necessary authority to enter into this Agreement and that such authority has not been limited, modified or revoked in any manner whatsoever.

c) Its intention is to enter into this Agreement and accept the security interest in first priority and degree to be granted in its favor over the Mining Titles to secure payment of the Debt by the Pledgor.

Pursuant to the forgoing background and representations, the parties agree as follows:

C L A U S E S

          FIRST. Acknowledgement of Debt. The Pledgor hereby acknowledges, affirms and agrees that (a) the Pledgor receives direct and indirect benefits from the legal counsel and related services provided by Pledgee to the Parent, (ii) all legal counsel and related services provided by the Pledgee to the Pledgor and the Parent were provided for the benefit of both Companies, (iii) the Existing Debt is validly due and owing to the Pledgee by both Companies on a joint and several basis, (iv) such Existing Debt has been documented by the Pledgee through the provision of invoices to the Parent, which invoices have not been paid (to the extent of the Existing Debt) or otherwise adjusted as of the date hereof, and (v) any additional Debt incurred shall be owing to the Pledgee by both Companies on a joint and several basis.

          SECOND. Pledge. As security for and to guarantee payment of, the Debt, and pursuant to the provisions of articles 354 and 355 of the General Law of Negotiable Instruments and Credit Operations (the “Credit Law”), the Pledgor hereby pledges in first priority and degree in favor of the Pledgee the Mining Titles.

          Pursuant to the provisions of articles 365, 366 and 376 of the Credit Law and the provisions of article 46 of the Mining Law, the Pledgor hereby undertakes to perform any and all necessary or convenient acts in order for this Agreement to be registered, either by the Pledgor or the Pledgee or either of their designated representatives, with the Public Registry of Mining. The Pledgor shall pay (or reimburse the Pledgee, if applicable) for all the registration fees, taxes, legal fees and notarial expenses related to such registration.

          THIRD. Possession of the Mining Titles. The Pledgor shall keep the physical possession of the Mining Titles and shall exercise all rights derived therefrom in the ordinary course of its activities, subject to the terms and conditions of this Agreement, and shall be responsible for any loss, cancellation or revocation of the Mining Titles and shall immediately notify the Pledgee in writing upon the occurrence of any of the foregoing. Likewise, the Pledgor shall pay all fees, taxes or other obligations which are necessary to maintain in force and effect the Mining Titles in accordance with the Mining Law and applicable regulations. All titles, assets or rights replacing or substituting the Mining Titles shall form part of the Mining Titles and shall be secured in terms of the pledge granted herein.

          FOURTH. Obligations of the Pledgor. As long as any portion of the Debt is outstanding or the Continued Representation is ongoing, the Pledgor shall:

a)	Not sell, assign, pledge, secure or transfer in any other manner, total or partially, the ownership and rights of the Mining Titles, without the prior written consent of the Pledgee;

b)	Not cancel or revoke or permit or allow the cancellation or revocation of, all or any part of the Mining Titles, without the prior written consent of the Pledgee;

c)	Pay all fees, taxes, quotas and other obligations that are necessary in order to maintain the Mining Titles in force and effect pursuant to the Mining Law and applicable regulations;

d)

Deliver to the Pledgee all information related to the Mining Titles which the Pledgee may request in the future and allow the Pledgee and its representatives to inspect, audit and make copies of all registries and all other documents of the Pledgor related to the Mining Titles, and if requested by the Pledgee, deliver to the Pledgee certified copies of such registries and documents; and

e)

Execute and deliver all instruments or documents, and carry out all acts, which are necessary or convenient, or which may be reasonably requested by the Pledgee, in order to perfect and protect the pledge granted herein or allow the Pledgee to exercise its rights and actions pursuant to this Agreement.

          In the event that the Pledgor encumbers or transfers or purports to encumber or transfer, totally or partially, the ownership and rights of the Mining Titles in contravention of the provisions of this Agreement, such purported encumbrance or transfer shall be null and void and without any legal effect.

          FIFTH. Term. The pledge subject matter of this Agreement shall not be cancelled or reduced until the total amount of the Debt is paid in its entirety and the Continued Representation has permanently ceased. The foregoing shall be binding without prejudice of (a) the Pledgor granting any other pledges or guarantees, totally or partially, now or in the future, to secure the Debt, and (b) the Debt being paid partially to the Pledgee on behalf of the Pledgor. Likewise, the parties agree that the Mining Titles secure and guarantee in their entirety the Debt, therefore, the Pledgor shall not have the right to request reduction of the Mining Titles for any partial payment made in order to secure or guarantee the Debt. The Pledgor expressly waives any right to which it may be entitled under article 349 of the Credit Law.

          Once the Debt is indefeasibly paid in full to the Pledgee and the Continued Representation has permanently ceased, the pledge of the Mining Titles shall be released without the need of any action or guarantee by the Pledgee and shall be released by the Pledgee, all without recourse, representation or warranty whatsoever and at the Pledgor’s sole expense.

          SIXTH. Default and Enforcement. In the event of a breach by the Pledgor of any of its obligations under this Agreement, the Pledgee may enforce the pledge granted herein, at the Pledgor’s sole cost and expense, including, without limitation, all legal fees and expenses incurred by the Pledgee, pursuant to the applicable procedures set forth in the Commerce Code. For such purposes, the Pledgee shall appoint a Mexican individual or company organized pursuant to Mexican laws to whom the Mining Titles shall be transferred in order to comply with the provisions set forth in articles 10 and 11 of the Mining Law.

          SEVENTH. Indemnification. The Pledgor shall indemnify and hold harmless the Pledgee and its beneficiaries, assignees, partners, directors, officers, employees, agents and representatives (hereinafter, the “Indemnitees”), from and against any liability, obligation, loss, damage, penalty, claim, action, suit, resolution, order, costs and expenses of any nature (including reasonable attorneys’ fees and expenses) incurred by or imposed upon any Indemnitee arising from or related in any manner to the execution and enforcement of, and compliance with, this Agreement, or otherwise related to the fulfillment of any of the terms of this Agreement or the preservation of the rights granted herein; provided, however, that no Indemnitee shall be indemnified pursuant to this clause for any expense, loss, damage or liability caused by its own gross negligence or willful misconduct. The Pledgor agrees that upon receipt of a notice from any Indemnitee of any event of liability, obligation, loss, damage, penalty, claim, action, suit, resolution, order, costs and expenses of any nature, the Pledgor shall assume full responsibility for the defense of the same at its sole cost and expense. Each Indemnitee agrees to make its best efforts to notify the Pledgor in a timely manner with respect of any of such events of which the Indemnitee has knowledge.

          The Pledgor shall pay or reimburse the Pledgee for any fees, costs and expenses incurred by the Pledgee in connection with the creation and protection of the pledge granted in this Agreement, including, without limitation, all fees and expenses of legal counsel. All amounts paid by any Indemnitee pursuant to which the Indemnitee has a right to be reimbursed shall constitute part of the Debt guaranteed and secured by the Mining Titles hereunder.

          EIGHT. Taxes. The parties expressly agree that any taxes, fees and other tax obligations established or imposed by applicable tax regulations as consequence of this Agreement, shall be borne by solely by the Pledgor and to the extent imposed upon or paid by the Pledgee, shall be a reimbursable obligation of the Pledgor that constitutes part of the Debt guaranteed and secured by the Mining Titles hereunder.

          NINTH. Notices. The parties agree that any notice, requirement or any other communication between the parties in connection with this Agreement shall be made in writing and shall be delivered personally, by registered or certified mail, by internationally recognized courier service or by electronic mail (with written confirmation of receipt), to the contact information indicated below:

Pledgee:	Pledgor:

Duane Morris, LLP	U.S. Precious Metals de México, S.A. de C.V.
111 S. Calvert Street, Suite, 2000	Jacaranda 119
Baltimore, MD 21202	Col. Los Angeles
Estados Unidos de América	Michoacan, Morelia, C.P. 58100
Tel.: 410-949-2912	Tel.: 443-343-04-60
Email: kbisaacson@duanemorris.com	Email: dwburney@usprgold.com
Attn: Keli B. Isaacson y/o Eduardo Ramos Gomez	Attn: David Wayne Burney

TENTH. Modifications. This Agreement constitutes the entire understanding between the parties with respect to the subject matter hereof and supersedes any prior discussions, negotiations or agreements, whether verbally or in writing. The parties expressly agree that this Agreement may not be modified in whole or in part unless by written agreement between the parties. There are no other terms or conditions, whether expressed or implied, written or verbal, between the parties with respect to the subject matter hereof.

ELEVENTH. Headings. The parties agree that the headings of each clause of this Agreement are for reference purposes only and that such headings shall not affect the interpretation of this Agreement.

TWELFTH. Governing Law and Jurisdiction. This Agreement shall be governed and construed pursuant to the applicable provisions of the Commerce Code and the Credit Law in force and effect, and for the interpretation and enforcement of this Agreement both parties submit themselves to the jurisdiction of the courts located in Mexico City, Federal District, expressly waiving any other jurisdiction which may correspond to them by reason of their present or future domiciles or otherwise.

THIRTEENTH. Assignment. The Pledgor may not assign this Agreement or any of its rights or obligations hereunder without the prior written consent of the Pledgee. The Pledgee may freely assign this Agreement and/or any of its rights or obligations hereunder without the consent of the Pledgor.

FOURTEENTH. Waiver. No waiver by any of the parties of any of the provisions of this Agreement shall be deemed a waiver of any other provision or any subsequent breach of such provision or any other provision, including the time of execution of such provision. The exercise by one of the parties of any right set forth in this Agreement or provided by law shall not impede the exercise by such party of any other right set forth herein or provided by law.

FIFTEENTH. Severability. If any provision or part of any provision of this Agreement shall for any reason be held invalid, illegal, or unenforceable in any applicable jurisdiction, such invalidity, illegality, or unenforceability shall not affect any other provisions or the remaining part of any effective provisions of this Agreement, and such invalidity, illegality, or unenforceability shall not invalidate such provision in any other jurisdiction, and this Agreement shall be construed as if such invalid, illegal, or unenforceable provision or part thereof had never been contained herein, but only to the extent of its invalidity, illegality, or unenforceability.

SIXTEENTH. Counterparts. This Agreement is executed in two or more counterparts in English and Spanish versions, each of the same is and shall remain one and the same instrument. In the event of controversy in the interpretation of this Agreement, the Spanish version shall prevail.

SEVENTEENTH. Incorporation of Background and Representations. The Background paragraphs and Representations paragraphs set forth above are true and correct and are incorporated herein by reference and made a binding part of this Agreement as though fully set forth herein.

[SIGNATURE PAGE FOLLOWS]

          IN VIEW OF THE FOREGOING, the parties have executed this Agreement as of the date first written above.

	“PLEDGEE”		“PLEDGOR”
	Duane Morris LLP		U.S. Precious Metals de México,
S.A de C.V.

By:	/s/ Keli B. Isaacson	By:	/s/ David Wayne Burney

Name: Keli B. Isaacson		Name: David Wayne Burney
Title: Partner		Title: Attorney-In-Fact

Mining Titles Pledge Agreement

EXHIBIT A

MINING CONCESSION TITLES

	LOT	HECTARES	TITLE	TYPE OF CONCESSION	TERM	LOCATION

1	Solidaridad	174.5408	220315	Exploitation	July 10, 2053	Caracuaro Michoacan

2	Solidaridad II	2,162.2311	220503	Exploitation	August 13,2053	Caracuaro Michoacan

3	Solidaridad II Fracción A	1.4544	220504	Exploitation	August 13,2053	Caracuaro Michoacan

4	Solidaridad II Fracción B	0.0072	220505	Exploitation	August 13,2053	Caracuaro Michoacan

5	Solidaridad III	294.0620	223444	Exploitation	December 13, 2054	Caracuaro Michoacan

6	Solidaridad 4	149.4244	220612	Exploitation	September 3, 2053	Caracuaro Michoacan

7	La Ceiba	921.3201	223119	Exploitation	October 18, 2054	Caracuaro Michoacan

8	La Sabila	11405	227272	Exploitation	June 1st, 2056	Caracuaro Michoacan

Mining Titles Pledge Agreement